ANX1502 First In Human SAD / MAD Data Overview December  2023 Exhibit 99.4

Overview of ANX1502 Program Potential first oral small molecule inhibitor of the classical pathway in development, targeting the active form of C1s Successfully completed single and multidose Phase I study in healthy volunteers with liquid suspension formulation Observed desired PK (well above minimum targeted drug levels), consistent with BID dosing Obtained supportive PD data in subjects with higher C4d baseline measures Data support advancing to tablet bridging study to assess ANX1502 efficacy in CAD patients

ANX1502: First Oral, Small Molecule Inhibitor of Classical Complement Pathway in Development Orally administered prodrug ANX1502 which releases the active moiety ANX1502-AM* Targeting active form of C1s responsible for transmitting classical pathway activation from C1q  Potent and selective inhibitor of C1s (serine protease): selective over related proteases (200 – 50,000-fold) Highly specific for classical pathway ANX005 binds to C1q globular heads to block C1q binding . . Y C1s C1q ANX1502-AM* binds to C1s catalytic site to inhibit enzymatic activity  * ANX1502-AM: ANX1502 Active Moiety

Following C1q Binding to a Specific Target Surface, ANX1502-AM* Observed to Inhibit Activated C1s to Block the Classical Cascade



Classical
C1q
C1r/s
Lectin
MBL
MASP1/2
Alternative
C3·H2O
FD/FB
C4a
C4
C4b
C2
C4d
C3a
C3
FD/FB
C3b
C3 amplification loop
iC3b
C5a
C5
C5b-9
Lytic complex

* ANX1502-AM: ANX1502 Active Moiety



C1q binding to a specific surface substrate activates C1s
ANX1502 administration blocks activated C1s
ANX005 blocks C1q binding
C1 complex
C1q
C1s
C1r
Activated C1s cleaves C4 into activated fragments
C4
C4a
C4d cleavage fragment released into serum
Specific C1q surface substate
C4b
C1 Complex Is comprised of C1r, C1s and C1q

Modified from Sharp et al, *PNAS*, 2019

ANNEXON biosciences

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Minimum Target Drug Level (100 nM) ANX1502-AM* for Robust Functional Inhibition of Classical Complement Pathway

- ANX1502-AM* demonstrated **robust functional inhibition of classical pathway** (IC_{50} = 5 nM)
  - Comparable to ANX005 and sutimlimab
  - *In vitro* hemolysis assay w/ high serum (30%)
- Normal sigmoidal dose response vs. antibodies likely due to rate-limiting concentrations of activated C1s
- **Minimum target drug levels for IC_{95}, desired at trough, set conservatively at 100 nM**

Potent for *In Vitro* Hemolysis in 30% Human Serum


ANX1502-
AM*
ANX005
70 nM
5 nM
Sutimlimab
0.01
0.1
1.0
10
100
1000
10,000

IC_{95}=100 nM
Target Trough Concentration

* ANX1502-AM: ANX1502 Active Moiety

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ANNEXON biosciences

Achieved Objectives for ANX1502 Ph 1 Program (Healthy Volunteers) Demonstrate favorable tolerability of ANX1502 in initial liquid suspension formulation Achieve target levels of active drug consistent with BID dosing Upside:  demonstrate initial in vivo pharmacodynamic (PD) signal with biomarkers of complement activation in healthy volunteers

ANX1502 Phase 1 Study Design (Healthy Volunteers) Single Ascending Dose (SAD): 6 ANX1502 + 2 placebo subjects per dose cohort Doses from 25 mg to 1050 mg evaluated Multiple Ascending Dose (MAD): 9 ANX1502 + 3 placebo subjects per dose cohort Twice daily dosing for 2 weeks (BID) Doses from 200 mg BID to 525 mg BID evaluated Initial suspension formulation, dosed up to 1050 mg in SAD and 525 mg BID in MAD

ANX1502 Suspension Formulation Generally Well-Tolerated Across SAD & MAD Cohorts in Healthy Volunteers Manageable GI tolerability issues ANX1502 generally safe and well tolerated through the highest dose level tested All treatment-emergent adverse events (TEAEs) mild or moderate Most frequent TEAEs are gastro-intestinal and include nausea, emesis, and diarrhea No serious adverse events (SAEs) observed No significant clinical/lab findings (e.g., liver function enzymes, serum chemistry, hematology) observed Subjects  with TEAEs SAD (Single Dose) MAD (BID Dose) 25mg (N=6) 150mg (N=6) 450mg (N=6) 525mg (n=6) 1050mg  (N=6) Placebo (N=10) 200mg BID (N=9) 325mg BID (N=9) 525mg BID (N=9) Placebo BID (N=9) Subjects with  any TEAE (%) 4  (66.6) 2 (33.3) 4 (66.6) 5 (83.3) 6  (100.0) 6 (60.0) 7 (77.7) 8 (88.9) 6 (66.6) 7 (77.7.) Subjects with TEAE reported as related (%) 3  (50.0) 2  (33.3) 4 (66.6) 4 (66.6) 6  (100.0) 4 (40.0) 6 (66.6) 8 (88.9) 5 (55.5) 6 (66.6) Subjects with any ≥ Grade 2 TEAE* (%) 1 0 0 0 0 0 0 2 (22.2) 1 (11.1) 1 (12.5) Subjects with any Serious TEAE (%) 0 0 0 0 0 0 0 0 0 0 Safety Results from Phase 1 *No AEs higher than Grade 2

SAD Data:  Target Concentration Achieved at Single Doses of ANX1502 of 525-1050 mg Dose-proportional PK (AUC) in SAD cohorts across 25 mg – 525 mg cohorts Mean target drug level of 100 nM at 12h observed at single doses > 525 mg Enabled BID dosing regimen in MAD study as planned PK Results from SAD

Serum C4d as a Biomarker of C1s Activation *In Vivo*

In vivo activation of C1s leads to cleavage of C4 and release of C4d into the serum

- Proximal biomarker of C1s activation
- C4d serum levels are low in healthy individuals, but elevated in LN and CAD patients

Circulating C4d levels decrease with C1q inhibition in CAD patients (ANX005 Ph2)

C4d used as a biomarker reflects drug's _in vivo_ impact on C1s activation

- CH50 *ex vivo* measures not relevant because involves 100-fold serum dilution / dilution of drug prior *to ex vivo* C1s activation

C1q binding to specific surface substrate activates C1s


C1 complex
C1q
C1s
C1r
Specific C1q surface substate
Activated C1s cleaves C4 to into several fragments
C4
C4a
C4b
C4d cleavage fragment measurable in serum

Modified from Sharp et al, *PNAS*, 2019

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ANNEXON biosciences

C4d Previously Validated as a Biomarker of C1 Inhibition with ANX005 in a Classical Complement Driven Disease Subject A Subject B Subject C Blocked C1q Reduced Disease Biomarker ANX005 blocked C1q, reduced bilirubin (disease-specific biomarker) and decreased serum C4d in Cold Agglutin Patients (CAD) Decreased C4d to Normal Range Downstream C1s activation C4d Range in Healthy Subjects

SAD PK/PD:  ANX1502 (Single Doses of 525–1025 mg) Suppressed C4d Serum Levels in Healthy Volunteers w/ Higher than Median Baseline C4d C4d Levels Did Not Change in Placebo Subjects (n=10) Drop in C4d in Subjects with Higher Baseline C4d Levels  is Associated with Drug Exposure (n=6) Drug levels C4d levels Mean C4d of higher baseline subjects Mean C4d of lower baseline subjects C4d Range in Healthy Subjects

MAD Data:  ANX1502 Dosing at 325 and 525mg BID Achieved Target Trough Exposures in 14-Day MAD Cohorts PK Results from MAD Dose-proportional PK (AUC) was observed in the MAD cohorts At 325 mg BID, and above, steady state drug levels above 100 nM achieved by Day 3 in all subjects  At 525 mg BID, steady state drug levels well within range associated with significant C4d reduction in SAD cohorts Low baseline C4d levels fluctuate over multi-day period, preventing day-to-day monitoring of drug impact on steady state levels Minimum target drug level = 100 nM *n=4 from Day 1 to Day 3

ANX1502 Small Molecule Program Summary & Next Steps Observed targeted serum drug levels with suspension formulation of 1502 in healthy volunteers Obtained supportive PD data in subjects with higher C4d baseline measures Data support advancing tablet formulation of 1502 into clinic for assessing efficacy in CAD patients Represents 1st oral upstream inhibitor of classical complement cascade in development as potential therapy in a host of autoimmune conditions